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                                                                      Exhibit 15

                           Letter of Ernst & Young LLP
             Re Unaudited Consolidated Interim Financial Information


To the Board of Directors
Oxford Health Plans, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-77525) of Oxford Health Plans, Inc. for the registration of $200,000,000 of 11% Senior Notes due 2005 of our report dated October 29, 1999 relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended September 30, 1999.



                                                               Ernst & Young LLP

Stamford, Connecticut
November 12, 1999